Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Crinetics Pharmaceuticals, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-226234) of Crinetics Pharmaceuticals, Inc., of our report dated March 13, 2019, relating to the financial statements, which appears in this Form 10-K.

/s/BDO USA, LLP

San Diego, California

March 13, 2019